UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 8, 2018

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2018 the Board of Directors of GP Strategies Corporation, a Delaware corporation (“the Company”) approved a new Short-Term Incentive Plan (the “STIP”) based on the recommendation of the Compensation Committee of the Board of Directors. The STIP provides for the payment of cash and equity bonuses to eligible employees of the Company and its subsidiaries, including Named Executive Officers Adam Stedham, Michael Dugan, and Donald Duquette. Scott Greenberg, the Company’s Chief Executive Officer, is not eligible to participate in the STIP because his short-term incentives are determined under his individual employment agreement. The STIP replaces the Company’s previous short-term incentive plan and participating employees’ bonuses for fiscal year 2018 will be determined under the STIP.

The Company believes that the STIP provides greater incentives than the previous cash bonus plan to drive achievement of Company level objectives (for example, cross-selling between business units).

The STIP divides eligible employees into three categories based on their levels of responsibility. Category 1 consists of the members of the Executive Council of the Company, other than the Chief Executive Officer, currently the President, Chief Financial Officer, Chief Sales Officer, General Counsel, and the Executive Vice Presidents in charge of the Workforce Excellence and Business Transformation Services Segments. This category includes all of the Company’s Named Executive Officers. Category 2 consists of any Executive Vice President or Senior Vice President of the Company who is not included in Category 1. Category 3 consists of the other Vice Presidents of the Company. The STIP also establishes a general pool for paying short-term incentives to all other eligible employees of the Company.

For each category of participants (other than those in the general pool), the STIP establishes the target level of short-term incentive opportunity, types of performance objectives, and allocation of incentives among those types of performance objectives. The specific performance objectives to be used and the thresholds for earning part or all of the short-term incentive opportunity allocated to each of those objectives are established each year in accordance with the terms of the STIP applicable for the category.

Employees in Category 1 (which includes the participating Named Executive Officers) have a target short-term incentive opportunity of 75% of annual base salary, which is earned based on achievement against a mix of Company-level objectives. Participants in the STIP will generally have the opportunity to earn 20%, 60%, 100% or 150% of their target compensation based on their levels of achievement on various performance measures. However, for 2018, the Board of Directors has set these levels at 15%, 50%, 75% and 100% of the target short-term incentive opportunity. For the Category 1 employees, 20% of the target short-term incentive opportunity is allocated to an organic revenue growth objective, 30% to an adjusted EBITDA growth objective, 20% to an acquired revenue growth objective, and 30% to an acquired EBITDA growth objective. Under the STIP, the Company will make short-term incentive awards in respect of achievement of acquisition-related objectives in the form of restricted stock units vesting one year after the grant date.

The STIP may change at any time at the discretion of the Compensation Committee of the Board of Directors. Awards under the Plan require the authorization and approval by the Compensation Committee of the Board of Directors. The foregoing is only a brief summary of the STIP and is qualified by the terms and conditions of the STIP in its entirety, which the Company expects to include as an exhibit with its quarterly report on Form 10-Q to be filed in respect of the quarter ended September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: August 14, 2018	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Executive Vice President, General Counsel & Secretary

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